Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES THIRD QUARTER RESULTS:

NET REVENUES UP 13% IN THIRD QUARTER AND 16% YEAR-TO-DATE

EBITDA FROM CONTINUING OPERATIONS UP 31% IN THIRD QUARTER AND 22% YEAR-TO-DATE

CHESTER, WV – October 31, 2008 – MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the third quarter and nine months ended September 30, 2008, and achieves its credit facility coverage ratio requirements.  Current and prior year results reflect the reclassification of the Ramada Inn and Speedway Casino and Binion’s Gambling Hall & Hotel as discontinued operations.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

For the third quarter, net revenues increased to $131.4 million, up 13% from $116 million in the same period of 2007.  EBITDA from continuing operations was $22.4 million, up 31% compared to $17.1 million in the third quarter of 2007.  The increase in revenues was primarily due to the addition of table gaming at Mountaineer and increased slot revenues from Presque Isle Downs.  The increase in EBITDA from continuing operations is directly attributable to the improved operating performance of Mountaineer and Presque Isle Downs.

Net revenues at the Mountaineer Casino, Racetrack & Resort increased 15% to $77.3 million, compared to $67.0 million in the third quarter of 2007.  Table gaming at Mountaineer generated $13.2 million of revenues during the third quarter of 2008, while revenues from slots decreased by $4.2 million in third quarter of 2008 compared to the same quarter in 2007.  This decrease is primarily attributable to competitive pressures from Pennsylvania’s gaming operations.  The property generated EBITDA of $15.5 million, versus $12.7 million in the comparable quarter of 2007.

For the third quarter of 2008, Presque Isle Downs’ net revenues increased to $51.5 million, up 10% compared to $46.7 million in the same period 2007 due to increased slot play.  For the third quarter, Presque Isle Downs’ slot win per day per machine was $256 compared to $237 for the same period in 2007.  EBITDA was $10.8 million for the third quarter of 2008, up 36% from $7.9 million in the same period last year.

Additionally, during the third quarter MTR incurred non-cash charges aggregating $11.2 million associated with its non-strategic assets.  The Company recorded a $2.6 million asset impairment loss related to Jackson Harness Raceway and an $8.6 million impairment loss on its 50% joint venture investment in Running Aces Harness Park, which was in addition to a $1.1 million equity loss from the third quarter operations of Running Aces.

The Company reported a net loss of $8.2 million or $0.30 per diluted share, which included a $32,000 loss from discontinued operations and $11.2 million ($10.5 million net of tax) in non-cash charges or $0.38 per diluted share.  In the third quarter of 2007, the net loss was $2.8 million or $0.10 per diluted share of which $3.6 million or $0.13 per diluted share was attributable to discontinued operations.  Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, pointed out, “We are pleased with our revenue and EBITDA growth at our two largest properties, which had enabled us to continue to pay down long-term debt by about $13 million in the third quarter and achieve our credit facility coverage ratio requirements.”

For the first nine months of 2008, MTR’s total net revenues increased 16% to $371.8 million from $319.5 million in the first nine months of 2007.  EBITDA from continuing operations increased 22% to $56.5 million from $46.2 million in the same period last year.  The 2008 year-to-date net loss was $13.2 million or $0.48 per diluted share, which included $169,000 of income from discontinued operations and $11.2 million ($10.5 million net of tax) in non-cash charges or $0.38 per diluted share.  In the prior year period,  the net loss was $2.8 million or $0.10 per diluted share, which included a loss from discontinued operations of $4.3 million or $0.15 per diluted share.

2008 Guidance Adjusted for Asset Impairments; EBITDA Guidance Confirmed

The Company expects its 2008 revenues from continuing operations to be at least $485 million and reaffirms its 2008 EBITDA guidance from continuing operations of $72 million. However, due to the $11.2 million of impairment losses on its non-strategic assets, it has modified its net loss to be no more than $14.6 million or $0.52 per diluted share, which includes $200,000 of income from discontinued operations.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, equity in loss of unconsolidated joint venture, loss on asset impairment and gain (loss) on disposal of property.  EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP net income (loss) to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments at 10:00 a.m. EDT on Friday, October 31, 2008.  Interested parties may participate in the call by dialing (706) 679-0882.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID # 66117129).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com. To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, conference call will be archived on the Investor Relations section of the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, WV; Presque Isle Downs & Casino in Erie, PA; and Scioto Downs in Columbus, OH. The Company also owns a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, MI, and a 50% interest in the North Metro Harness Initiative, LLC, which operates Running Aces Harness Park in Minneapolis, MN.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, financial performance for 2008, and the prospects for improving the results of our operations at Mountaineer and Presque Isle Downs.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the absence of any new competition for Mountaineer and Presque Isle Downs in 2008, no increase in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations,  the success of the table gaming at Mountaineer (including the anticipated continued positive impact of table gaming on slot operations and resort operations), our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our compliance with environmental laws and potential exposure to environmental liabilities, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

David Hughes

Corporate Executive VP and CFO

(304)-387-8114

dhughes@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
Revenues:
Gaming	$114,135	$101,513	$327,737	$282,675
Parimutuel commissions	5,674	4,864	13,862	12,318
Food, beverage and lodging	10,715	8,974	28,888	22,787
Other	3,017	2,369	7,430	6,001

Total revenues	133,541	117,720	377,917	323,781
Less promotional allowances	(2,145)	(1,733)	(6,076)	(4,306)
Net revenues	131,396	115,987	371,841	319,475

Operating expenses:
Expenses of operating departments:
Gaming	71,427	62,693	207,717	176,307
Parimutuel commissions	5,201	4,570	13,281	10,608
Food, beverage and lodging	7,998	7,388	22,913	19,084
Other revenue	2,632	2,043	6,951	5,375
Marketing and promotions	4,345	5,772	12,490	13,002
General and administrative	17,383	15,867	52,020	44,955
Depreciation	7,406	7,220	22,421	19,905
Loss on disposal of property	1	41	160	106
Loss on impaired investment	2,586	—	2,586	—
Project opening costs	—	619	—	4,098
Total operating expenses	118,979	106,213	340,539	293,440

Operating income	12,417	9,774	31,302	26,035

Other (expense) income:
Equity in loss of unconsolidated joint venture	(9,682)	(96)	(12,107)	(110)
Interest income	52	65	197	335
Interest expense	(10,223)	(9,330)	(30,904)	(24,331)
Loss on debt modification	—	—	(3,356)	—

(Loss) income from continuing operations before income taxes and minority interest	(7,436)	413	(14,868)	1,929

(Provision) benefit for income taxes	(787)	346	1,495	(558)

(Loss) income from continuing operations before minority interest	(8,223)	759	(13,373)	1,371

Minority interest	15	24	30	137

(Loss) income from continuing operations	(8,208)	783	(13,343)	1,508

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(39)	(4,340)	299	(5,650)
Benefit (provision) for income taxes	7	714	(130)	1,356
(Loss) income from discontinued operations	(32)	(3,626)	169	(4,294)

Net loss	$(8,240)	$(2,843)	$(13,174)	$(2,786)

Net loss per share - basic:
(Loss) income from continuing operations	$(0.30)	$0.03	$(0.49)	$0.05
(Loss) income from discontinued operations	(0.00)	(0.13)	0.01	(0.15)
Net loss	$(0.30)	$(0.10)	$(0.48)	$(0.10)

Net loss per share - diluted:
(Loss) income from continuing operations	$(0.30)	$0.03	$(0.49)	$0.05
(Loss) income from discontinued operations	(0.00)	(0.13)	0.01	(0.15)
Net loss	$(0.30)	$(0.10)	$(0.48)	$(0.10)

Weighted average number of shares outstanding:
Basic	27,475,260	27,559,076	27,475,260	27,542,645
Diluted	27,475,260	27,867,281	27,648,827	27,897,143

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007

Net revenues from continuing operations:
Mountaineer	$77,255	$66,963	$226,663	$201,482
Presque Isle Downs	51,497	46,746	139,237	111,709
Scioto Downs	2,029	1,662	3,605	3,742
Jackson Racing	612	613	2,327	2,505
MTR-Harness / Running Aces	—	—	—	28
Corporate	3	3	9	9
Consolidated net revenues from continuing operations	$131,396	$115,987	$371,841	$319,475

EBITDA from continuing operations:
Mountaineer	$15,452	$12,678	$41,279	$38,509
Presque Isle Downs	10,755	7,924	26,809	18,756
Scioto Downs	(87)	(409)	(1,074)	(1,427)
Jackson Racing	(213)	(227)	(457)	(397)
MTR-Harness / Running Aces	(11)	(2)	(55)	(180)
Corporate	(3,467)	(2,904)	(9,993)	(9,013)
Consolidated EBITDA from continuing operations	$22,429	$17,060	$56,509	$46,248

EBITDA from discontinued operations:
Binion’s Gambling Hall & Hotel	(32)	(2,014)	(1,543)	(3,645)
Ramada Inn and Speedway Casino	(5)	223	(755)	1,155
Consolidated EBITDA	$22,392	$15,269	$54,211	$43,758

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure,

to EBITDA, a non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007

EBITDA FROM CONTINUING OPERATIONS:

Mountaineer:
Income from continuing operations	$6,651	$8,505	$16,093	$15,342
Interest expense, net of interest income	2,253	2,205	6,771	6,341
Provision (benefit) for income taxes	2,902	(1,724)	7,264	4,845
Depreciation	3,646	3,649	11,151	11,861
Loss on disposal of property	—	43	—	120
EBITDA from continuing operations	$15,452	$12,678	$41,279	$38,509

Presque Isle Downs:
Income from continuing operations	$4,833	$5,063	$10,524	$8,254
Interest expense	361	100	1,221	756
Provision (benefit) for income taxes	2,122	(507)	4,751	2,606
Depreciation	3,439	3,268	10,313	7,140
EBITDA from continuing operations	$10,755	$7,924	$26,809	$18,756

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
EBITDA FROM CONTINUING OPERATIONS (continued):

Scioto Downs:
Loss from continuing operations	$(368)	$(876)	$(1,265)	$(1,647)
Interest expense, net of interest income	27	30	83	94
Provision (benefit) for income taxes	27	221	(571)	(520)
Depreciation	227	216	679	646
EBITDA from continuing operations	$(87)	$(409)	$(1,074)	$(1,427)

Jackson Racing:
Loss from continuing operations	$(1,937)	$(222)	$(2,225)	$(314)
Interest expense, net of interest income and minority interest	1	2	3	5
Benefit for income taxes, net of minority interest	(872)	(10)	(1,005)	(99)
Depreciation, net of minority interest	9	5	25	15
(Gain) loss on disposal of property, net of minority interest	—	(2)	159	(4)
Loss on impaired investment in Jackson Trotting Association, LLC	2,586	—	2,586	—
EBITDA from continuing operations	$(213)	$(227)	$(457)	$(397)

MTR-Harness / Running Aces:
Loss from continuing operations	$(6,695)	$(83)	$(8,385)	$(204)
Interest expense, net of interest income and minority interest	6	—	8	42
Benefit for income taxes, net of minority interest	(3,004)	(15)	(3,785)	(131)
Depreciation, net of minority interest	—	—	—	3
Equity in loss of North Metro Harness Initiative, LLC	9,682	96	12,107	110
EBITDA from continuing operations	$(11)	$(2)	$(55)	$(180)

Corporate:
Loss from continuing operations	$(10,692)	$(11,604)	$(28,085)	$(19,923)
Interest expense, net of interest income	7,522	6,927	22,620	16,715
(Provision) benefit for income taxes	(382)	1,691	(8,136)	(6,033)
Depreciation	84	82	251	238
(Loss) gain on disposal of property	1	—	1	(10)
Loss on debt modification	—	—	3,356	—
EBITDA from continuing operations	$(3,467)	$(2,904)	$(9,993)	$(9,013)

Consolidated:
(Loss) income from continuing operations	$(8,208)	$783	$(13,343)	$1,508
Interest expense, net of interest income and minority interest	10,170	9,264	30,706	23,953
(Benefit) provision for income taxes, net of minority interest	793	(344)	(1,482)	668
Depreciation, net of minority interest	7,405	7,220	22,419	19,903
Loss on disposal of property, net of minority interest	1	41	160	106
Loss on debt modification	—	—	3,356	—
Loss on impaired investment in Jackson Trotting Association, LLC	2,586	—	2,586	—
Equity in loss of North Metro Harness Initiative, LLC	9,682	96	12,107	110
EBITDA from continuing operations	$22,429	$17,060	$56,509	$46,248

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007

EBITDA from discontinued operations:

Binion’s Gambling Hall & Hotel:
Loss from discontinued operations	$(21)	$(3,645)	$(1,308)	$(4,476)
Interest income, net of interest expense	—	—	(29)	(28)
Benefit for income taxes	—	(614)	(879)	(1,413)
Depreciation	—	745	—	2,045
Other income	—	1,500	—	232
Loss (gain) on disposal of property	(11)	—	673	(5)
EBITDA from discontinued operations	$(32)	$(2,014)	$(1,543)	$(3,645)

Ramada Inn and Speedway Casino:
(Loss) income from discontinued operations	$(11)	$19	$1,477	$182
Interest expense	—	98	163	292
(Benefit) provision for income taxes	(7)	(100)	1,009	57
Depreciation	—	206	199	624
Loss (gain) on disposal of property	13	—	(3,603)	—
EBITDA from discontinued operations	$(5)	$223	$(755)	$1,155

2008 FINANCIAL GUIDANCE

Year Ending
December 31, 2008
EBITDA from continuing operations:
Net loss	$(14,800)
Interest expense, net of interest income and minority interest	40,700
Benefit for income taxes, net of minority interest	(1,700)
Depreciation, net of minority interest	29,900
Gain on disposal of property	(200)
Loss on debt modification	3,400
Loss on impaired investment	2,600
Equity in loss of unconsolidated joint venture	12,100
EBITDA from continuing operations	$72,000

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30	December 31
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$33,847	$31,045
Restricted cash	607	560
Accounts receivable, net of allowance for doubtful accounts of $105 in 2008 and $92 in 2007	8,421	10,062
Inventories	4,565	4,407
Deferred financing costs	4,373	3,203
Prepaid income taxes	2,111	851
Deferred income taxes	1,518	1,428
Other current assets	5,464	5,094
Assets held for sale	—	3,290
Total current assets	60,906	59,940

Property and equipment, net	376,885	388,950
Goodwill	1,985	2,145
Other intangibles	68,913	71,827
Deferred financing costs, net of current portion	3,635	8,123
Equity method investment	—	11,609
Deposits and other	26,781	26,078
Assets held for sale	1,078	42,290
Total assets	$540,183	$610,962

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,193	$9,064
Accounts payable - gaming taxes and assessments	6,911	9,446
Accrued payroll and payroll taxes	5,182	4,728
Accrued interest	10,992	6,456
Other accrued liabilities	13,296	11,683
Construction project liabilities	1,283	4,225
Current portion of long-term debt and capital lease obligations	13,056	11,108
Liabilities held for sale	—	4,881
Total current liabilities	58,913	61,591

Long-term debt and capital lease obligations, net of current portion	369,262	420,520
Long-term deferred compensation	11,348	10,545
Deferred income taxes	210	940
Liabilities held for sale	—	4,914
Total liabilities	439,733	498,510

Minority interest	284	305

Shareholders’ equity:
Common stock	—	—
Paid-in capital	61,671	60,478
Retained earnings	38,550	51,724
Accumulated other comprehensive loss	(55)	(55)
Total shareholders’ equity	100,166	112,147
Total liabilities and shareholders’ equity	$540,183	$610,962